Exhibit 10.6

RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), is made as of [•], by and among Parataxis Holdings Inc., a Delaware corporation (“Pubco”), Parataxis Capital Management LLC, a Delaware limited liability company (the “Company”) and Parataxis Holdings LLC, a Delaware limited liability company (“Parataxis Holdings”), and Edward Chin (“Key Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Pubco has entered into that certain Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”), by and among (i) SilverBox Corp IV, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Pubco, (iii) Parataxis Holdings, (iv) PTX Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (v) PTX Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“PTX Merger Sub”), and the other parties thereto;

WHEREAS, pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (a) SPAC will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Conversion”); (b) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the effective time of the Mergers (as defined below) will no longer be outstanding and will automatically be canceled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (c) PTX Merger Sub will merge with and into Parataxis Holdings, with Parataxis Holdings continuing as the surviving company (the “PTX Merger,” and, together with the SPAC Merger, the “Mergers”) and, in connection therewith, Parataxis Holdings’ issued and outstanding membership interests will be canceled in exchange for the right of the holders thereof, including Key Holder, to receive shares of PubCo common stock and (d) as a result of the Mergers, together with the Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transactions”, SPAC and Parataxis Holdings will each become wholly-owned subsidiaries of Pubco; and

WHEREAS, as a condition and inducement to SPAC’s and Pubco’s willingness to enter into the Business Combination Agreement, SPAC and Pubco have required that the Company enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

1.             Right of First Refusal.

1.1            Grant. Subject to the terms of Section 2, if, from the closing date of the Transactions (the “Closing”) and until the three-year anniversary of the Closing (the “Offer Period”), the Company receives a bona fide, written offer (an “Offer”) from any Person (a “Prospective Buyer”) to enter into a Sale Transaction, the Company shall deliver to Pubco prompt written notice thereof (the “Offer Notice”) stating: (i)  the identity of the Prospective Buyer and (ii) the material terms and conditions of such Sale Transaction (including the bona fide cash price or other consideration to be paid by the Prospective Buyer in such Sale Transaction). Without limiting the generality of the foregoing in any respect, with respect to any such Sale Transaction proposed to be made by the Company during the Offer Period, Pubco shall have a right of first refusal to consummate such Sale Transaction on substantially the same terms and conditions, including price, as the Prospective Buyer (the “Right of First Refusal”), which right of first refusal shall be governed by, subject to and in accordance with the provisions of this Section 1.

1.2            Exercise. At any time within thirty (30) days after delivery of the Offer Notice by the Company to Pubco (the “Option Period”), Pubco may, by giving written notice to the Company, exercise its Right of First Refusal and consummate the proposed Sale Transaction on substantially the same terms and conditions (including price) as set forth in the Offer Notice. In the event that the Offer provides for delivery of any non-cash consideration upon consummation of the proposed Sale Transaction, in lieu thereof, Pubco shall have the right to pay a cash sum equal to (i) the amount that is expressly ascribed to the value of such non-cash consideration in the Offer or (ii) if no amount is provided in the Offer, then the value of such non-cash consideration as reasonably determined by the parties acting in mutual good faith. If Pubco elects not to exercise its Right of First Refusal, the Company may then proceed to close the Sale Transaction upon the terms set forth in the Offer Notice, or on terms no more favorable to the Prospective Buyer than those contained in the Offer Notice; provided, however, that, in the event Pubco elects not to exercise its Right of First Refusal and such Sale Transaction is not consummated within ninety (90) days following the expiration of the Offer Period, then the Company shall not be permitted to consummate such Sale Transaction and such Sale Transaction shall again become subject to the Right of First Refusal  process described in this Agreement.

1.3            Non-Circumvention. Key Holder agrees that during the Offer Period, Key Holder shall not, and shall not permit the Company to, attempt circumvent the provisions of Section 1.1 by transferring any equity interests of the Company to any Affiliate of Key Holder or of the Company and thereafter transferring Key Holder’s interests in such Affiliate to any third party.

1.4            For purposes of this Section 1, a “Sale Transaction” shall mean either: (A) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires, directly or indirectly, fifty percent (50%) of the outstanding voting power of the Company or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the assets of the Company.

2.            Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 1 shall not apply to the sale of the Company’s membership interests to the public in an offering pursuant to an effective registration statement under the Securities Act (a “Public Offering”), provided that the Company shall give Pubco written notice of any Public Offering no later than thirty (30) days prior to the consummation of such Public Offering.

3.            Miscellaneous.

3.1            Term. This Agreement shall automatically terminate upon the earlier of (a) the termination of the Business Combination Agreement, (b) immediately prior to the consummation of the Company’s initial Public Offering (“IPO”) and (c) the expiration of the Offer Period.

3.2            Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”)). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 3.3. Nothing in this Section 3.2 shall affect the right of any party to serve legal process in any other manner permitted by Law.

3.3            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

3.4            Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile, email or other electronic means, with affirmative confirmation of receipt (excluding out-of-office replies or other automatically generated responses), (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice): if notice is given to Pubco, Parataxis Holdings or Key Holder, it shall be sent to [ADDRESS], [ADDRESS] and to the attention of [NAME] (EMAIL) and a copy (which copy shall not constitute notice) shall also be sent to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, Attn: Meredith Laitner (mlaitner@egsllp.com) and if notice is given to the Company, it shall be sent to [ADDRESS], [ADDRESS] and to the attention of [NAME] (EMAIL) and a copy (which copy shall not constitute notice) shall also be sent to [NAME], [ADDRESS], Attn: [NAME] (EMAIL) and if notice is given to Sponsor, it shall be sent to [ADDRESS], [ADDRESS] and to the attention of [NAME] (EMAIL).

3.5            Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the parties are expressly canceled.

3.6            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.7            Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) Pubco, (b) the Company and (c) Parataxis Holdings. Any amendment, modification, termination or waiver so effected shall be binding upon Pubco, the Company and Parataxis Holdings and all of their respective successors and permitted assigns.

3.8            Assignment of Rights.

 (a)           The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

 (b)           This Agreement shall not be assigned by any party hereto by operation of Law or otherwise without the prior written consent of (i) in the case of Pubco or Parataxis Holdings, the Company or (ii) in the case of the Company, Pubco and Parataxis Holdings, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

3.9            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.10          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.12          Costs of Enforcement. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

PUBCO:

PARATAXIS HOLDINGS INC.

By:
Name:	Edward Chin
Title:	President, Chief Financial Officer, Secretary and Treasurer

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

COMPANY:

PARATAXIS CAPITAL MANAGEMENT LLC

By:
Name:	Edward Chin
Title:	Managing Member

               IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

PARATAXIS HOLDINGS:

PARATAXIS HOLDINGS LLC

By:
Name:	Edward Chin
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

KEY HOLDER:

EDWARD CHIN